Exhibit 99.1

FOR IMMEDIATE RELEASE

GYRODYNE COMPANY OF AMERICA, INC. ANNOUNCES
SUPPLEMENTAL SPECIAL DIVIDEND

Shareholders of record on September 26, 2014 to receive supplemental dividend on

December 31, 2014 of $0.46 per share in the form of dividend note interests

ST. JAMES, NY – September 15, 2014 – Gyrodyne Company of America, Inc. (NASDAQ: GYRO) (“Gyrodyne”), a self-managed and self-administered real estate investment trust, today announced that its board of directors has declared a special supplemental dividend of $682,032.80, or $0.46 per share of common stock. The dividend will be payable in the form of non-transferable interests in a dividend note, unless Gyrodyne’s board of directors otherwise determines to pay all or part of such dividend in cash and subject to any applicable law, rule or regulation. The principal terms of such dividend note are attached as Annex A to this press release. The dividend will be payable on December 31, 2014 to all shareholders of record as of the close of business on September 26, 2014.

The dividend is intended to prevent the imposition of federal corporate income tax on Gyrodyne’s undistributed 2013 REIT taxable income. Gyrodyne estimates that its undistributed 2013 REIT taxable income is $674,565.00.

Gyrodyne intends to report the distribution of the interests in the dividend note as a return of capital to shareholders of Gyrodyne up to each shareholder's basis in its shares, and any excess as capital gains. For purposes of the foregoing, Gyrodyne assumes that its previously announced plan of liquidation will be effected within two years from the date of its adoption, September 12, 2013.

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CONTACT

Frederick C. Braun III
President and CEO

631.584.5400

About Gyrodyne Company of America, Inc.

Gyrodyne, a real estate investment trust, manages a diversified portfolio of real estate properties comprising office, industrial and service-oriented properties primarily in the New York metropolitan area. Gyrodyne owns a 68 acre site approximately 50 miles east of New York City on the north shore of Long Island, which includes industrial and office buildings and undeveloped property which is the subject of development plans. Gyrodyne also owns medical office buildings in Port Jefferson Station, New York, Cortlandt Manor, New York and Fairfax, Virginia. Gyrodyne is also a limited partner in the Callery Judge Grove, L.P., which owns a 3,700 plus acre property in Palm Beach County, Florida, also the subject of development plans. Gyrodyne's common stock is traded on the NASDAQ Stock Market under the symbol GYRO. Additional information about Gyrodyne may be found on its web site at www.gyrodyne.com.

Forward-Looking Statement Safe Harbor

The statements made in this press release that are not historical facts constitute "forward-looking information" within the meaning of the Private Securities Litigation Reform Act of 1995, and Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, both as amended, which can be identified by the use of forward-looking terminology such as "may," "will," "anticipates," "expects," "projects," "estimates," "believes," "seeks," "could," "should," or "continue," the negative thereof, other variations or comparable terminology as well as statements regarding the evaluation of strategic alternatives. Important factors, including certain risks and uncertainties, with respect to such forward-looking statements that could cause actual results to differ materially from those reflected in such forward-looking statements include, but are not limited to, risks and uncertainties associated with Gyrodyne’s ability to implement the tax liquidation, plan of liquidation or the plan of merger, the risk that the proceeds from the sale of Gyrodyne’s assets may be substantially below Gyrodyne’s estimates, the risk that the proceeds from the sale of our assets may not be sufficient to satisfy Gyrodyne’s obligations to its current and future creditors, the risk of shareholder litigation against the tax litigation, the plan of liquidation or the plan of merger and other unforeseeable expenses related to the proposed liquidation, the tax treatment of condemnation proceeds, the effect of economic and business conditions, including risks inherent in the real estate markets of Suffolk and Westchester Counties in New York, Palm Beach County in Florida and Fairfax County in Virginia, risks and uncertainties relating to developing Gyrodyne's undeveloped property in St. James, New York and other risks detailed from time to time in Gyrodyne's SEC reports.

Important Information for Investors and Shareholders

This communication does not constitute a solicitation of any vote or approval. On August 25, 2014, Gyrodyne announced that its special meeting of shareholders to approve a merger of Gyrodyne and Gyrodyne Special Distribution, LLC with and into Gyrodyne, LLC, originally scheduled for August 14, 2014, and previously postponed to August 27, 2014, had been further postponed. Gyrodyne intends to hold the special meeting coextensively with its 2014 annual meeting of shareholders, the date and time for which will be announced, together with a new record date for shareholders entitled to vote at the special meeting, in the next few weeks. The plan of merger will be submitted to Gyrodyne's shareholders for their consideration and vote at the special meeting. INVESTORS AND SHAREHOLDERS ARE ADVISED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND RELATED DOCUMENTS CAREFULLY (WHEN THEY BECOME AVAILABLE) AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. The Joint Proxy Statement/Prospectus and other documents containing other important information about Gyrodyne and Gyrodyne, LLC filed or furnished to the SEC (when they become available) may be read and copied at the SEC's public reference room located at 100 F Street, N.E., Washington, D.C. 20549. Information on the operation of the Public Reference Rooms may be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website, www.sec.gov, from which any electronic filings made by Gyrodyne or Gyrodyne, LLC may be obtained without charge. In addition, investors and shareholders may obtain copies of the documents filed with or furnished to the SEC upon oral or written request without charge. Requests may be made in writing by regular mail by contacting Gyrodyne at the following address: One Flowerfield, Suite 24, St. James, NY 11780, Attention: Investor Relations. The Joint Proxy Statement/Prospectus also is available on Gyrodyne's web site located at www.gyrodyne.com.

Gyrodyne and its directors, executive officers and employees and other persons may be deemed to be participants in the solicitation of proxies in respect of the transaction. Information regarding Gyrodyne's directors and executive officers and their ownership of Gyrodyne's common stock is available in the Joint Proxy Statement/Prospectus. Other information regarding the interests of such individuals as well as information regarding Gyrodyne's directors and officers is available in the Joint Proxy Statement/Prospectus. These documents can be obtained free of charge from the sources indicated above.

Annex A

Terms of Dividend Note

A copy of the form of such Dividend Note will be filed with the SEC as an exhibit to a Current Report on Form 8-K to be filed by Gyrodyne Company of America, Inc. (the “Company”), and this summary is qualified in its entirety by reference to such exhibit. The Dividend Note will bear interest from the date of issuance at 5% per annum, payable semi-annually on June 15 and December 15 of each year, commencing June 15, 2015, and which may be payable in cash or in the form of additional Notes (“PIK Interest”).

The Company may, in its sole discretion, at any time and from time to time without premium or penalty, prepay all or any portion of the outstanding principal amount of, or interest on, the Dividend Note, in cash or, at the election of the board of directors of the Company, in kind. In connection with each prepayment of principal under the Dividend Note, the Company also is obligated to pay all accrued and unpaid interest thereunder. The Company is required to effect any optional prepayment on a pro rata basis, provided that such restriction does not apply to, and the Company may redeem all or a portion of the Dividend Note with an aggregate principal amount of $10,000 or less. The Company is permitted to repurchase the Dividend Note, in cash or, at the election of the board of directors of the Company, in kind, on a voluntary basis in a transaction with one or more holders from time to time on such terms as the Company determines, in its sole discretion, and such repurchase shall not be required to be effected on a pro rata basis. Upon an in-kind repayment or repurchase of the Dividend Note, the valuation of any asset transferred to a holder pursuant to such repayment or repurhase shall, after consideration and review, be made by the board of directors of the Company.

Upon the first to occur of (i) a sale or (ii) a complete liquidation of the Company, the Company shall pay, in cash or in kind, the outstanding principal amount of the Dividend Note, together with all accrued and unpaid interest on the principal amount being repaid. In the case of a complete liquidation, the valuation of any interest distributed in-kind in redemption of the Dividend Note shall, after consideration and review, be made by the board of directors of the Company and shall be conclusively binding on the Holders. In the case of a merger of the Company into Gyrodyne LLC pursuant to the terms of the Merger Agreement, dated as of October 15, 2013, as amended and restated on December 20, 2013, the Dividend Note may be redeemed for limited liability interests of Gyrodyne LLC as set forth in the Merger Agreement.

Interests in the Dividend Note will be registered on the books of the Company and may not be assigned or transferred, voluntarily or involuntarily. Any attempted assignment or transfer shall be void, except as provided in the following sentence, in which case interests in the Dividend Note may be transferred only on the books of the Company. The Company will permit transfers pursuant to the laws of bankruptcy, inheritance, descent or distribution, or to the successor to any holder that is a corporate or other entity or by any nominee holder or agent or representative holding such shares for the account of another person to the beneficial owner of such Dividend Note interests. If a transfer is requested, the Company may require a holder, among other things, to furnish appropriate endorsements and transfer documents, and the Company may require a holder to pay any taxes and fees required by law. The Company need not exchange or register the transfer of any Dividend Note interests or portion of interests in the Dividend Note selected for redemption, except for the unredeemed portion of any Dividend Note interests being redeemed in part.

For so long as any of the Dividend Note is outstanding, the Company will be prohibited from making any payments with respect to its capital stock, including paying dividends thereon or making distributions in respect thereof, except (i) as specifically permitted under the Plan of Liquidation and (ii) such distributions as are required for the Company to qualify as, and maintain its qualification as, a REIT or to avoid the payment of federal or state income or excise tax.

The Dividend Note will be subordinate to the prior payment in full of all senior debt (whether outstanding on the date of issuance or thereafter created, incurred, assumed or guaranteed) (other than unasserted contingent indemnification obligations and any unasserted contingent expense reimbursement obligations).